EXHIBIT 11

                                  SPARTA, INC.

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                        COMPUTATION OF PER SHARE EARNINGS


                                                                Three months ended Sept. 30          Nine months ended Sept. 30
                                                              ------------------------------       ------------------------------
                                                                 1996               1995              1996               1995
                                                              -----------        -----------       -----------        -----------

PRIMARY

    Net income from Operations                                $   714,000        $   392,000       $ 2,336,000        $   877,000
    Interest and accretion                                       (213,000)                --          (353,000)                --
                                                              -----------        -----------       -----------        -----------
    Net income (Note 1)                                       $   501,000        $   392,000       $ 1,983,000        $   877,000
                                                              ===========        ===========       ===========        ===========

   Average shares outstanding                                   5,844,000          6,058,117         5,944,000          6,262,338
   Dilutive stock options - based on the treasury stock
     method using the average established price

                                                              -----------        -----------       -----------        -----------

          Total                                                 5,844,000          6,058,117         5,944,000          6,262,338
                                                              -----------        -----------       -----------        -----------

   Per share amounts                                          $      0.09        $      0.06       $      0.33        $      0.14
                                                              ===========        ===========       ===========        ===========


FULLY DILUTED

   Net income from Operations                                 $   714,000        $   392,000       $ 2,336,000        $   877,000
   Interest and accretion                                        (213,000)                --          (353,000)                --
                                                              -----------        -----------       -----------        -----------
   Net income (Note 1)                                        $   501,000        $   392,000       $ 1,983,000        $   877,000
                                                              ===========        ===========       ===========        ===========

   Average shares outstanding                                   5,844,000          6,058,117         5,944,000          6,262,338
   Dilutive stock options - based on the treasury stock
     method using the quarter end or exercise date
     established price if higher than the average
     established price

                                                              -----------        -----------       -----------        -----------

           Total                                                5,844,000          6,058,117         5,944,000          6,262,338
                                                              -----------        -----------       -----------        -----------

   Per share amounts                                          $      0.09        $      0.06       $      0.33        $      0.14
                                                              ===========        ===========       ===========        ===========


Note 1 - Net income has been adjusted for (1) interest expense (net of tax) resulting from the assumption that a portion of the proceeds received under option exercise has been used to retire debt and (2) accretion on Preferred Stock.